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                                   EXHIBIT 16



SCHEDULE OF COMPUTATION OF PERFORMANCE
QUOTATIONS IN CALCULATION OF PERFORMANCE DATA



The average annual compounded total return on investments is calculated as follows:

      n
P(1+T)  = ERV

1 Year    1000 (1+T)1 =  1200.00   =    20.0%
5 Years   1000 (1+T)5 =  1821.56   =    12.7%
10 Years  1000 (1+T)10 = 3459.50   =    13.2%

The cumulative total return on investments is calculated as follows:

          CTR  =    ERV - P
                    -------  100
                         P

1 Year         (1,200.00  - 1,000)    x    100     =   20.0%
               -------------------
                      1,000

5 Year         (1,821.56  - 1,000)    x    100     =   82.2%
               -------------------
                      1,000

10 Year        (3,459.50  - 1,000)    x    100     =   245.9%
               -------------------
                      1,000


See "Calculation of Performance Data" in the Statement of Additional Information for a legend defining the symbols.